Exhibit 99.2

February 2021 2021 AECOM Investor Day ARLINGTON MEMORIAL BRIDGE United States Washington D.C.'s historic Arlington Memorial Bridge reopened in December 2020 after a two - year rehabilitation. AECOM served as lead designer, delivering the project on - time and on - budget.

Disclosures

Forward-Looking Statements

All statements in this communication other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting, of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This communication contains financial information calculated other than in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, adjusted EPS, adjusted net/operating income and adjusted tax rate to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present constant currency information to help assess how our underlying businesses performed excluding the effect of foreign currency rate fluctuations to aid investors in better understanding our international operational performance. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this communication.

When we provide our long term projections for adjusted EPS and free cash flow on a forward-looking basis for fiscal year 2024, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

February 2021 Page 2

AECOM

February 2021 Today’s Agenda Speaker Subject Troy Rudd Chief Executive Officer – Key Messages – A Track Record of Delivering on Our Commitments – Best Positioned to Advance Our Clients’ ESG Priorities – Unlocking Our Growth Potential – Our Commitment to More than Doubling Adjusted EPS and Free Cash Flow (FY’20 – FY’24) Gaurav Kapoor Chief Financial Officer – Attributes of AECOM: a High - Quality Professional Services Business – Q1’21 Performance and Backlog Discussion – Progress on Our Key Financial Priorities – Driving a Culture of Continuous Improvement – Cash Flow and Capital Allocation Priorities All – Q&A Page 3

February 2021 Troy Rudd Chief Executive Officer

Key Messages for Investors

1. **We Are An Industry-leading Professional Services Firm that Delivers on Our Financial Targets**
2. **We Are the Leaders in Addressing Our Clients' Critical ESG Priorities and Infrastructure Investments**
3. **We are Ready to Deliver on Our Growth Potential**
4. **We Are Committing to Achieving Industry-Leading 15%+ Segment Adjusted[1] Operating Margins[2] by FY'24**
5. **We Expect to More than Double Adjusted[1] EPS and Free Cash Flow[3] from FY'20 – FY'24**

February 2021 Page 5

AECOM

We Are the World's Premier Infrastructure Consulting Firm

OUR INHERENT COMPETITIVE ADVANTAGES

- ✓ Unrivalled technical expertise and scale
- ✓ Established history of delivering on our clients' most complex projects
- ✓ Proven agility to perform through periods of uncertainty
- ✓ Substantial backlog and visibility
- ✓ Highly cash generative business model

SIMPLIFYING OUR STRATEGY TO CAPITALIZE ON OUR STRENGTHS:

- ✓ Restructured the business and changed leadership positions to strengthen accountability, collaboration and our focus on clients
- ✓ Removed costly bureaucracy that limited our potential
- ✓ Investing in growth through our improved margins
- ✓ Broadening our focus to advise on strategy and program management to drive efficiency in the future of design

UNPARALLELED TECHNICAL EXPERTISE

ENR

#1	#2	#3
Environment Firm	Green Design Firm	Site Assessment
Transportation Design Firm	Commercial Offices & Government Offices	Clean Air Compliance
Facilities Design Firm	Bridges	Desalination Plants
Mixed-Used Buildings	Mass Transit & Rail	Solar Power
Education Buildings	Water Supply	
Aviation	Hazardous Waste	
Highways	Wastewater Treatment	
Remediation	Dams & Reservoirs	

Source: 2020 ENR Rankings, reflecting global revenue

February 2021 Page 6

AECOM

Building a Track Record of Consistently Achieving Our Objectives

What We Said We Would Do	What We've Done
Focus Exclusively on Our Higher-Returning Professional Services Businesses	Completed the sale of the Power and Civil construction businesses Exiting more than 30 countries Prioritizing time and capital on our largest profit pools with the highest returns on capital and the best growth prospects
Deliver Consistently Strong Financial Performance & Significantly Expand Margins	See charts below
Unlock Significant Shareholder Value Through Capital Allocation	Executing our plan to unlock operational value through our commitment to industry-leading organic growth and margins Exceeded our full year free cash flow[3] guidance with $341 million in FY'20 Completed $630 million of repurchases from September 2020 to date, acquiring 13.9 million shares at an average price of $45, with $825 million of capacity remaining under our Board authorization



FY'20 Guidance: $740M
$746M
$657M
$528M
FY'18
FY'19
FY'20

Adjusted[1] EBITDA[4]



FY'20 Guidance: 11.7%
12.3%
10.7%
8.7%
FY'18
FY'19
FY'20

Segment Adjusted[1] Operating Margin[2]

February 2021 Page 7

AECOM

We Are the Best Positioned Firm to Advance Our Clients' ESG Priorities

We are a leading firm of engineers, designers, master planners, scientists, researchers, program and construction managers, architects, economists, cost consultants and strategists.

ESG is a top priority for nearly every client and in nearly every market – more than 1,500 companies and 800 cities globally have set net zero targets.

Our comprehensive knowledge-based solutions are critical to clients who are addressing multi-decade decarbonization and sustainability initiatives.

ENR Engineering News-Record

Source: 2020 ENR Rankings, reflecting global revenue.

#1	Environment Firm Chemical Remediation
#2	Green Design Firm Water Supply, Transmission & Treatment Hazardous Waste Dams & Reservoirs
#3	Site Assessment Clean Air Compliance Desalination Plants Solar Power
#4	Green Contractor

CRITICAL CLIENT FOCUS AREAS:

- ✓ Urbanization and de-densification in a post-pandemic world
- ✓ Electrification of transit and autonomous transportation
- ✓ Environmental consulting and remediation – e.g., PFAS
- ✓ New Energy and Energy Storage – achieving a net zero-carbon society
- ✓ Master planning to advance community equity and economic prosperity
- ✓ Digital disruption and transformation
- ✓ Clean water
- ✓ Strengthening the resiliency of our communities to adapt to climate change

WE ARE BUILDING A BETTER WORLD BY DELIVERING FOR OUR CLIENTS

February 2021 Page 8

AECOM

February 2021 Unlocking Our Growth Potential Page 9 Expanding our advisory role with clients to shape their plans to build a better world Growing our leading Program Management business by providing multi - disciplinary technical solutions as a competitive advantage versus single business line project managers Partnering with our clients beyond advisory and program management to deliver our core design, engineering and other professional Delivering our services more efficiently by transforming how design is performed Our scale and technical leadership position us to outgrow the industry organically. Through our Think and Act Globally strategy, we are better positioned than ever to capitalize by: x Organizing to foster collaboration and deliver the full strengths of AECOM for our clients x Bringing best practices to grow our share in our largest markets and with our top clients with the best growth opportunities x Investing in innovation deployed at scale to transform how we work and deliver for our clients x Appointing growth - oriented leaders to our largest growth opportunities O UR I NVESTMENT IN G ROWTH IS B UILT INTO O UR M ARGINS – N O M ATERIAL M&A P LANNED O UR F OCUS A REAS TO D RIVE G ROWTH AND P ROFITABILITY

February 2021 Advising Our Clients Throughout the Project Lifecycle DAY THREE A DVISING ON THE F UTURE OF I NFRASTRUCTURE AND B UILDING A B ETTER W ORLD • Engaging with our clients early to better advise on their objectives and shape their programs • Developing master plans for our public and private sector clients to address multi - decade transformation in their portfolios P ROGRAM M ANAGEMENT • Our program management leadership is built around our multi - disciplinary expertise and builds on our advisory relationships, which distinguishes us from our peers • From nearly $400 million of annual NSR 5 today, we expect to drive 3 - 4x growth P ROJECT D ESIGN & E XECUTION • Developing detailed design, engineering, architectural and scientific work for our clients • Delivering programs with the highest quality and more efficiently • Extending our digital capabilities to broaden the value we can bring to clients DAY ONE DAY TWO Page 10 The scale and expertise of our core design, architecture, engineering and scientific capabilities provide critical complements to these capabilities and significantly differentiates us in the marketplace NEOM B AY Delivering program management and backbone design services for the mega - project in Saudi Arabia that will span a 45 - square kilometer area and expects to be net carbon zero and powered exclusively by clean energy L OS A NGELES DOT Planning and designing four bus facility retrofits to provide infrastructure for more than 500 new electric bus charging stations as part of the LADOT’s commitment to electrifying 100% of buses by 2030 As the size and scope of our clients’ biggest challenges increase, AECOM is even better positioned with unrivalled global expertise to support our clients through the lifecycle of their capital investments.

February 2021 Deploying Innovation at Scale to Change How We Deliver Page 11 The Future of Design Executing Our Workplace of the Future Strategy • With scale, we can capture, organize, and automate certain elements of the design process to improve quality, cost of production, speed of delivery, and enhance client satisfaction • Virtual working allows the increased participation of our design centers and our engineers anywhere to bring their expertise and creativity to our design • Our employees and clients increasingly desire flexible working arrangements, and we can capitalize on our investments in technology and cloud platforms • The new delivery model will be more virtual and less local – we can follow the sun to deliver for our clients • Expect to further reduce our real estate portfolio and business travel by up to one - third over the next several years O UR O PPORTUNITY Changing How We Work and Deliver to Fully Capitalize on our Inherent Advantages Our employees are increasingly open to flexible working in the future Our scores for quality and schedule have also improved over this time Our NPS scores have improved through the pandemic to all - time highs An example of digital design – concrete bridge design: globally standardizing the steps to design, our engineers define the parameters and constraints, and our script completes the design including the drawings that are tailored to the local and the client requirements.

February 2021 B IDEN P ROPOSAL P ROVIDES K EY C LIENT S UPPORT Well Aligned with Biden Priorities on Infrastructure, Water and Environment • Several of the Biden Administration’s top policy priorities are well aligned with our industry - leading capabilities and our focus on ESG – Proposed $2 trillion infrastructure and climate action plan would accelerate use of clean energy in transportation, energy and building sectors – Includes specific funding for zero emission public transit, buildings and rail systems, and clean water and coastal restoration – PFAS is anticipated to be designated as a hazardous substance by the EPA, which would accelerate demand in the estimated $160+ billion market where we lead the industry • Our U.S. state and local clients, which is our largest client sector in the Americas, are also set to benefit – The Biden Administration’s COVID relief proposal includes $350 billion of funding that would represent approximately 20% of states total tax receipts – In addition, state tax receipts and vehicle miles travelled are trending positively, which provides for additional funding certainty Page 12 Proposed State and Local Stimulus Represents Approx. 20% of States Total Tax Receipts State and Local Stimulus Support as part of Biden Proposal

Our Culture of Continuous Improvement Drives Progress Towards Our 15%+ Margin Target by FY'24

CONTINUOUS IMPROVEMENT INITIATIVES

1 *Continuing to exit underperforming or lower-returning markets and businesses to focus on our highest-returning businesses with the largest growth prospects*

2 *Advancing our Workplace of the Future strategy to drive additional efficiencies in our cost structure, further our reduce real estate footprint, and expand our digital delivery capabilities*

3 *Increasing productivity by expanding use of our design centers and global shared service centers*

4 *Continuing to optimize our costs through a simplified and more efficient organizational structure*

SEGMENT ADJUSTED[1] OPERATING MARGIN[2] (ON NSR[5])



+360 bps
8.7%
10.7%
12.3%
13.2%
1.8%
15.0%
~11.5%
FY'18
FY'19
FY'20
FY'21E
Impact of Continuous Improvement Initiatives
FY'24E
TTM Peer Average

EXPECT TO ACHIEVE 15%+ MARGINS BY FY'24, WHICH WOULD SIGNIFICANTLY LEAD OUR INDUSTRY

February 2021 Page 13

AECOM

February 2021 $341 M $680 M+ FY'20 FY'24E Our Commitment to More than Double Our Adjusted EPS and Free Cash Flow by FY’24 Segment Adjusted 1 Operating Margins 2 Return on Invested Capital (ROIC) 6 • Through the execution of our strategy, we are confident in our ability to double our adjusted 1 EPS and free cash flow 2 by FY’24 (from FY’20) – Executing our Think and Act Globally strategy to drive growth – Benefitting from our restructuring actions to simplify our operating structure and reduce our overhead – Advancing our Workplace of the Future initiative to further consolidate real estate and create more efficient work environments – Committed to our capital allocation policy focused on shareholder returns through repurchases $2.15 $4.30 + FY'20 FY'24E Adjusted 1 EPS Page 14 E XPECT TO A CHIEVE O UR L ONG - T ERM T ARGETS BY FY’24 Free Cash Flow 3 Segment Adjusted 1 Operating Margins 2 S ETTING AN A SPIRATION FOR A P REMIER C ONSULTING F IRM

February 2021 Gaurav Kapoor Chief Financial Officer

February 2021 AECOM Is a High - Quality Professional Services Business Page 16 I NHERENT A DVANTAGES OF O UR P ROFESSIONAL S ERVICES B USINESS x High quality, public sector and blue - chip private sector client base x Highly variable cost structure x Substantial backlog position with long - term visibility to operate with certainty x Ability to grow services with minimal incremental cost, enabling high returns on invested capital x Low capital intensity allows for substantial capacity to invest in the business to drive growth and to return to shareholders O UR C ONTINUED L ONG - T ERM C OMMITMENTS : x Executing our strategy to deliver profitable growth long - term x Advancing our culture of continuous improvement to ensure we deliver our work more efficiently x Creating shareholder value with strong underlying cash flow We have a highly attractive business profile that provides us the opportunity to generate strong returns on our investments in growth. We have demonstrated our ability to perform through periods of uncertainty, enabled by the inherent advantages of our Professional Services business.

Q1'21 Performance and Strong Backlog Supports Our Outlook

First Quarter Fiscal 2021 Performance

Continued Margin Expansion


+140 bps
11.7%
13.1%
Q1'20
Q1'21
Segment Adjusted[1] Operating Margins[2]

Strong EBITDA Growth


+9%
$173
$189
Q1'20
Q1'21
Adjusted[1] EBITDA[4] (millions)

Double-Digit Adjusted EPS Growth


+35%
$0.46
$0.62
Q1'20
Q1'21
Adjusted[1] EPS

Global Design Backlog (Year-over-Year Growth)


2%
6%
9%
Q3'20
Q4'20
Q1'21

- ✓ Backlog in our design business, which represents approximately 91% of our profitability, was up 9% over the prior year in the first quarter
- ✓ Backlog growth in this business has accelerated over the past several quarters, reflecting our investments in business development and efforts to drive growth
- ✓ Our pipeline of opportunities remains robust to support continued growth as funding comes to the market

February 2021 Page 17

AECOM

February 2021 Prioritizing Investments in Our Highest - Returning Markets United Kingdom United States & Canada Middle East Core Australia & New Zealand Core Geographic Footprint 90%+ of Our Profitability Hong Kong • Our core operating footprint allows us to deliver for clients around the world • We are now focused on operating in markets that generate a strong return on management’s time and return on our investments, and continue our process to exit more than 30 lower - returning countries • These core markets feature our highest ROIC and are our priority for internal investment • These markets also present the best opportunities for growth as a result of substantial, sustained funding in infrastructure Page 18 F OCUSING O UR C APITAL AND T IME ON O UR L ARGEST M ARKETS WITH THE H IGHEST R ETURNS

Investing in Our Global Shared Services Centers to Drive Further Efficiency

- We have nearly doubled our headcount in our best-cost global business services centers in the past year, which allows us to more efficiently deliver core administrative processes and tasks for our internal and external clients
- We continue to expand our centers, including through the next phase of our Finance Transformation that is focused on automation, standardization and centralization of processes in best-cost locations
- Focused on enhancing our project accounting, cash, reporting and payroll processes
- Investments in shared services have had a less than one year payback
- We expect these initiatives will help drive an additional at least $20 million in incremental annualized savings

Our Global Business Services Center Footprint:



Bucharest
~100 full-time employees
Manila
~900 full-time employees
Bangalore
Staffing up additional office through FY'21

Continue to Expand Our Global Shared Services Centers to Drive Further Efficiencies

February 2021 Page 19

AECOM

Highly Cash Generative Business Supports Our Capital Allocation Policy

- The inherent advantages of our Professional Services business model result in strong, sustained cash flow performance
  - Highly variable cost structure
  - Strong backlog, including near-record contracted backlog that provides a solid of base of work with secured funding
  - Agile workforce, able to respond quickly to changing market conditions as demonstrated during the pandemic
- Expect to convert 75% of our EBITDA to unlevered, attributable free cash flow[2] on a normalized basis[7]

COMMITMENT TO REPURCHASES UNDERSCORES OPPORTUNITY TO GROW PER SHARE VALUE



162
149
Q4'20
Current
(as of 2/9/21)
Fully Diluted Shares Outstanding (millions)
$810
~75% Conversion
~$590
~$80
~$15
$525
FY'21E Adjusted EBITDA (Mid-Point)
Unlevered Free Cash Flow
After-tax Interest
Cash from Non-Controlling Interests
FY'21E Free Cash Flow (Mid-Point)
Numbers in millions

AECOM

February 2021 Page 20

More than Doubling Our Adjusted EPS and Free Cash Flow by FY'24

- We are confident in our ability to more than double our adjusted[1] EPS and free cash flow by FY'24 (from FY'20)
- Key elements of our plan:
  - Outgrowing the industry with mid-single digit or better organic growth
  - Driving further margin improvement through our culture of continuous improvement to deliver on our 15% margin target by FY'24
  - Allocating our expected approximately $2.5 billion free cash flow from FY'21 – FY24 to share repurchases
  - Repurchasing stock to reduce fully diluted average share count to approximately 120 million by FY'24

ADJUSTED[1] EPS



+100% Increase
$2.15
~1/3
~1/3
~1/3
$4.30+
FY'20
Growth
Margin Improvement
Repurchases
FY'24E

FY'24E KEY METRICS

$4.30+ Adjusted[1] EPS	**15%+** Segment Adjusted[1] Operating Margin[4]
$680M+ Free Cash Flow[2]	**~120M** Full Year Average Diluted Shared Count

COMMITTED TO OUR CAPITAL ALLOCATION POLICY FOCUSED ON CAPITAL RETURNS TO SHAREHOLDERS THROUGH STOCK REPURCHASES

February 2021 Page 21
AECOM

February 2021 Appendix

February 2021 Footnotes 1 Excludes the impact of non - operating items, such as non - core operating losses and transaction - related expenses, restructuring co sts and other items. See Regulation G Information for a complete reconciliation of Non - GAAP measures. 2 Reflects segment operating performance, excluding AECOM Capital. 3 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from equipment disposals. 4 Net income before interest expense, tax expense, depreciation and amortization. 5 Revenue, net of subcontractor and other direct costs. See Regulation G Information for a complete reconciliation of Non - GAAP me asures. 6 Return on invested capital, or ROIC, is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and to tal debt, less cash and cash equivalents. 7 Unlevered free cash flow is derived by adding back after - tax adjusted interest expense at a 25% tax rate and is after distributi ons to non - controlling interests. Normalized unlevered free cash flow excludes unusual events, such as transformational restructuring and other factors that may impact fr ee cash flow. Page 23

As a Professional Services Business, AECOM Is Poised to Thrive

Attractive Exposure to Key End Markets	Balanced Geographic Exposure	Diverse Funding Sources	Broad Technical Expertise	Lower-Risk Business Model


3%
35%
34%
28%
Transportation
Facilities
Environment / Water
New Energy


5%
54%
21%
20%
U.S.
Asia Pacific
EMEA
Canada


9%
44%
24%
23%
Private
State & Local Governments
Non-U.S. Governments
Federal U.S. Government


18%
41%
17%
14%
10%
Engineers
Program Managers
Consultants / Planners
Scientists
Design, Digital & Other


9%
52%
39%
Cost-Plus Design
Fixed-Price Design
Construction Management

All numbers are presented as a percentage of TTM NSR[5] (as of Q1'21)

- ✓ ***Focused*** on our core higher-returning and lower-risk businesses
- ✓ ***Leader*** in key transportation, water and environment markets and ideally positioned advise clients on their ESG priorities
- ✓ ***Strengthened*** financial profile with transformed balance sheet and returning capital to shareholders
- ✓ ***Capitalizing*** on market leading positions, substantial backlog and ongoing continuous improvement initiatives to drive long-term profitable growth

February 2021 Page 24

AECOM

Regulation G Information

Reconciliation of Revenue to Revenue, Net of Subcontractor and Other Direct Costs (NSR)

	Three Months Ended December 31, 2019	Three Months Ended September 30, 2020	Three Months Ended December 31, 2020
Americas			
Revenue	$ 2,452.0	$ 2,732.3	$ 2,557.3
Less: subcontractor and other direct costs	1,546.4	1,803.2	1,694.3
Revenue, net of subcontractor and other direct costs	$ 905.6	$ 929.1	$ 863.0
International			
Revenue	$ 783.1	$ 831.1	$ 755.6
Less: subcontractor and other direct costs	149.5	201.4	142.6
Revenue, net of subcontractor and other direct costs	$ 633.6	$ 629.7	$ 613.0
Segment Performance (excludes ACAP)			
Revenue	$ 3,235.1	$ 3,563.4	$ 3,312.9
Less: subcontractor and other direct costs	1,695.9	2,004.6	1,836.9
Revenue, net of subcontractor and other direct costs	$ 1,539.2	$ 1,558.8	$ 1,476.0
Consolidated			
Revenue	$ 3,235.6	$ 3,569.0	$ 3,313.2
Less: subcontractor and other direct costs	1,695.9	2,004.6	1,836.9
Revenue, net of subcontractor and other direct costs	$ 1,539.7	$ 1,564.4	$ 1,476.3

Reconciliation of Segment Income from Operations to Adjusted Income from Operations

	Three Months Ended Dec 31, 2019	Three Months Ended Sep 30, 2020	Three Months Ended Dec 31, 2020
Americas Segment:			
Income from operations	$ 145.8	$ 152.6	$ 146.4
Amortization of intangible assets	4.7	4.4	4.3
Adjusted income from operations	$ 150.5	$ 157.0	$ 150.7
International Segment:			
Income from operations	$ 28.7	$ 39.7	$ 42.1
Noncore operating losses & transaction related expenses	(0.1)	—	—
Amortization of intangible assets	1.4	1.4	1.0
Adjusted income from operations	$ 30.0	$ 41.1	$ 43.1
Segment Performance (excludes ACAP):			
Income from operations	$ 174.5	$ 192.3	$ 188.5
Noncore operating losses & transaction related expenses	(0.1)	—	—
Amortization of intangible assets	6.1	5.8	5.3
Adjusted income from operations	$ 180.5	$ 198.1	$ 193.8

Reconciliation of Net Income (Loss) Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations

	Three Months Ended Dec 31, 2019	Three Months Ended Sep 30, 2020	Three Months Ended Dec 31, 2020
Net income (loss) attributable to AECOM from continuing operations	$ 30.9	$ (0.1)	$ 83.4
Income tax expense	15.9	15.5	25.6
Depreciation and amortization	41.1	51.6	39.4
Interest income[2]	(3.4)	(0.8)	(1.3)
Interest expense	40.3	47.5	30.7
Amortized bank fees included in interest expense	(2.0)	(1.6)	(1.8)
EBITDA	$ 122.8	$ 112.1	$ 176.0
Noncore operating losses & transaction related expenses	5.6	—	—
Restructuring costs	45.0	91.9	13.0
Adjusted EBITDA	$ 173.4	$ 204.0	$ 189.0
Other income	(4.0)	(1.5)	(3.9)
Depreciation[1]	(33.1)	(37.6)	(32.4)
Interest income[2]	3.4	0.8	1.3
Noncontrolling interests in income of consolidated subsidiaries, net of tax	4.0	4.0	5.4
Amortization of intangible assets included in NCI, net of tax	0.1	0.2	0.1
Adjusted income from operations	$ 143.8	$ 169.9	$ 159.5

[1] Excludes depreciation from discontinued operations, noncore operating losses, and accelerated depreciation of project management tool.
[2] Included in other income.

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31, 2019	Three Months Ended September 30, 2020	Three Months Ended December 31, 2020
Net cash (used in) provided by operating activities	$ (206.9)	$ 649.3	$ 7.1
Capital expenditures, net	(31.1)	(30.0)	(21.3)
Free cash flow	$ (238.0)	$ 619.3	$ (14.2)

AECOM

February 2021 Page 25

Regulation G Information

Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA	Twelve Months Ended Sep 30, 2018	Sep 30, 2019	Sep 30, 2020
Income from operations	$ 392.7	$ 396.1	$ 381.5
Noncore operating losses & transaction related expenses	2.8	4.5	5.6
Accelerated depreciation of project management tool	–	–	29.5
Impairment of long-lived assets	–	24.9	–
Restructuring costs	–	95.4	188.3
Gain on disposal activities	–	(3.6)	–
Amortization of intangible assets	25.7	25.2	24.0
Adjusted income from operations	$ 421.2	$ 542.5	$ 628.9
Depreciation expense[1]	126.4	136.4	133.5
Other income	20.3	14.7	11.0
Interest income[2]	(9.6)	(11.2)	(10.4)
FX gain from forward currency contract[2]	(9.1)	–	–
Noncontrolling interest in income of consolidated subsidiaries	(21.0)	(24.9)	(16.5)
Amortization of intangible assets included in NCI	(0.6)	(0.5)	(0.4)
Adjusted EBITDA	$ 527.6	$ 657.0	$ 746.1

[1] Excludes depreciation from noncore operating losses and accelerated depreciation of project management tool [2] Included in other income

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	Twelve Months Ended Sep 30, 2019	Sep 30, 2020
Net cash provided by operating activities	$ 777.6	$ 329.6
Capital expenditures, net	(83.4)	(110.8)
Working capital adjustment from sale of Management Services business	–	122.0
Free cash flow	$ 694.2	$ 340.8

Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share	Twelve Months Ended Sep 30, 2019	Sep 30, 2020
Net income attributable to AECOM from continuing operations per diluted share	$ 1.32	$ 1.06
Per diluted share adjustments:		
Noncore operating losses & transaction related expenses	0.02	0.03
Accelerated depreciation of project management tool	–	0.18
Impairment of long-lived assets	0.16	–
Restructuring costs	0.60	1.17
Gain on disposal activities	(0.02)	–
Amortization of intangible assets	0.16	0.15
Financing charges in interest expense	0.07	0.14
Tax effect of the above adjustments[*]	(0.25)	(0.43)
Valuation allowances and other tax only items	(0.19)	(0.15)
Amortization of intangible assets included in NCI, net of tax	(0.01)	–
Adjusted net income attributable to AECOM from continuing operations per diluted share	$ 1.86	$ 2.15
Weighted average shares outstanding – basic	157.0	159.0
Weighted average shares outstanding – diluted	159.7	161.3

[*] Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

February 2021 Page 26

AECOM

February 2021 Regulation G Information FY21 GAAP EPS Guidance based on Adjusted EPS Guidance (all figures approximate) Fiscal Year End 2021 GAAP EPS Guidance $2.30 to $2.50 Adjusted EPS excludes: Amortization of intangible assets $0.13 Amortization of deferred financing fees $0.03 Restructuring $0.26 Tax effect of the above items ($0.12) Adjusted EPS Guidance $2.60 to $2.80 FY21 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance (in millions, all figures approximate) Fiscal Year End 2021 GAAP net income attributable to AECOM from continuing operations guidance $346 to $376 Adjusted net income attributable to AECOM from continuing operations excludes: Amortization of intangible assets $20 Amortization of deferred financing fees $5 Restructuring* $40 Tax effect of the above items ($19) Adjusted net income attributable to AECOM from continuing operations $392 to $422 Adjusted EBITDA excludes: Adjusted interest expense, net $109 Depreciation $132 Income tax expense, including tax effect of above items $157 to $167 Adjusted EBITDA Guidance $790 to $830 *Calculated based on the mid-point of AECOM’s fiscal year 2021 guidance. FY21 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance (in millions, all figures approximate) Fiscal Year End 2021 GAAP Interest Expense Guidance $118 Financing charges in interest expense ($5) Interest income ($4) Adjusted Interest Expense Guidance $109 Note: Variances within tables are due to rounding. Reconciliation of FY21 Operating Cash Flow Guidance to Free Cash Flow Guidance (in millions, all figures approximate) Fiscal Year End 2021 Operating Cash Flow Guidance $535 to $735 Capital expenditures, net of proceeds from equipment disposals ($110) Free Cash Flow Guidance $425 to $625 Page 27

February 2021